CAPITAL GROWTH SYSTEMS, INC.
125 South Wacker Drive, Suite 300
Chicago, Illinois 60606

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas G. Hudson, Patrick C. Shutt, Lee Wiskowski, Douglas Stukel and Robert T. Geras, and each of them as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the shares of Capital Stock of Capital Growth Systems, Inc., including but not limited to Common Stock, Series AA Preferred Stock and Series B Preferred Stock held of record by the undersigned at the close of business on May 3, 2007, at the Special Meeting of Stockholders when convened on June 11, 2007 and at any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Annual Meeting, or any postponements or adjournments thereof, the Proxies are authorized, in their discretion, to vote on the matter.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒

1.	Approve an amendment to our Articles of Incorporation to increase the maximum number of shares of our common stock that we are authorized to issue from 25 million to 350 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approve an amendment to our Corporate By-Laws to permit the amendment of the By-Laws by the board of directors, without the need for stockholder approval.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PRINT NAME OF STOCKHOLDER:
(or both Stockholders if held jointly)

Signature of Stockholder	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope.